UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

PRECIGEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2022, the Board of Directors (the “Board”) of Precigen, Inc. (the “Company”) approved the appointment of Rutul R. Shah, currently the Company’s Vice President, Head of Operations and Portfolio, to serve as Chief Operating Officer of the Company, effective October 1, 2022.

Mr. Shah, age 42, has served as the Company’s Vice President, Head of Operations and Portfolio since February 16, 2020. Prior to that, Mr. Shah served as Senior Director and Head of Operations for the Company’s healthcare subsidiary from May 16, 2019 and as Director and Head of Operations from April 1, 2017. Mr. Shah has broad leadership experience and expertise in alliance management, portfolio management, program and project management and operations. Prior to joining the Company, Mr. Shah spent a decade in scientific positions focused on the development of protein and antibody drugs at Zyngenia, Teva Biopharmaceuticals USA, CoGenesys, and Human Genome Sciences. Mr. Shah graduated with a Bachelor’s degree in Chemical Engineering from Gujarat University in India and a Master’s degree in Bioengineering from the University of Illinois, Chicago.

In connection with his appointment, the Board approved an increase to Mr. Shah’s annual base salary from $300,000 to $410,000. The Board did not make any other changes to Mr. Shah’s compensation arrangements. Mr. Shah will continue to be eligible to receive an annual performance bonus and long-term equity incentive awards, and will participate in the Company’s employee benefits programs, under the terms of the applicable plans and arrangements.

There are no arrangements or understandings between Mr. Shah and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Shah is not related to any other executive officer or director of the Company. Mr. Shah has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release of the Company, dated September 21, 2022, announcing the appointment of Mr. Shah as Chief Operating Officer is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued by Precigen, Inc., dated September 21, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: September 21, 2022